SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a 12

THE ADVISORS’ INNER CIRCLE FUND III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0 11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

THE ADVISORS’ INNER CIRCLE FUND III One Freedom Valley Drive Oaks, Pennsylvania 19456

WE NEED YOUR HELP

July 17, 2023

Dear Shareholder,

We need your help. On Friday, July 14th, we adjourned the joint special meeting of shareholders for one of our three Funds, Rayliant Quantamental China Equity ETF, to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that we do not yet have your proxy voting instructions. Please take just a moment to cast your important proxy vote now so that we may proceed with the business of the Funds and avoid any further delay. We have set up the voting methods listed below for your convenience. The adjourned meeting is scheduled for Friday, August 11th.

PLEASE take a moment to cast your vote TODAY.

Rayliant Investment Research currently serves as investment adviser to the Fund. Shareholders are being asked to approve a new investment advisory agreement between the Trust, on behalf of the Fund, and Rayliant. The New Agreement has the same advisory fee, and otherwise does not materially differ from, the prior investment advisory agreement. As discussed in more detail in the proxy statement, you are being asked to approve the Proposal as a result of a transaction involving a change in the ownership of Rayliant Global Advisors Limited, Rayliant’s parent company. The Board of Trustees of the Trust recommends that shareholders vote “FOR” the proposal.

For more information, please refer to the proxy statement at https://vote.proxyonline.com/aic/docs/rayliant.pdf If you have any proxy related questions, please call 1-866-898-1688 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Voting your shares today will prevent the need to call you and solicit your voting instructions. We very much appreciate your attention to this matter.

Sincerely,

Michael Beattie

President

Three convenient voting methods…

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO

THE ADVISORS’ INNER CIRCLE FUND III One Freedom Valley Drive Oaks, Pennsylvania 19456

WE NEED YOUR HELP

July 17, 2023

Dear Shareholder,

We need your help. On Friday, July 14th, we adjourned the joint special meeting of shareholders for one of our three Funds, Rayliant Quantamental China Equity ETF, to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that we do not yet have your proxy voting instructions. Please take just a moment to cast your important proxy vote now so that we may proceed with the business of the Funds and avoid any further delay. We have set up the voting methods listed below for your convenience. The adjourned meeting is scheduled for Friday, August 11th.

PLEASE take a moment to cast your vote TODAY.

Rayliant Investment Research currently serves as investment adviser to the Fund. Shareholders are being asked to approve a new investment advisory agreement between the Trust, on behalf of the Fund, and Rayliant. The New Agreement has the same advisory fee, and otherwise does not materially differ from, the prior investment advisory agreement. As discussed in more detail in the proxy statement, you are being asked to approve the Proposal as a result of a transaction involving a change in the ownership of Rayliant Global Advisors Limited, Rayliant’s parent company. The Board of Trustees of the Trust recommends that shareholders vote “FOR” the proposal.

For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/aic/docs/rayliant.pdf If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-866-898-1688 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Voting your shares today will prevent the need to call you and solicit your voting instructions. We very much appreciate your attention to this matter.

Sincerely,

Michael Beattie

President

Four convenient voting methods…

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-898-1688. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO